Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL MONDAY, April 27, 2009 Contact: John K. Bakewell (901) 867-4527
Wright Medical Group, Inc. Reports Results for First Quarter Ended March 31, 2009
Adjusted EPS Results Exceed Upper End of Previously-Communicated Outlook Range
Continued Strong Extremities Growth of 27% Globally and 34% in the U.S. Leads Sales Performance
ARLINGTON, TN – April 27, 2009 – Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its first quarter ended March 31, 2009.
Net sales totaled $120.9 million during the first quarter ended March 31, 2009, representing a 4% increase over net sales of $115.9 million during the first quarter of 2008, meeting its previously communicated outlook range of $120 million to $123 million. Excluding the impact of foreign currency, net sales increased 7% during the first quarter.
Net income for the first quarter of 2009 totaled $3.3 million compared to $4.1 million in the year-ago period, while first quarter diluted earnings per share totaled $0.09 in 2009 compared to $0.11 per diluted share in 2008. Net income for the first quarter of 2009 included the after-tax effects of approximately $2.8 million of non-cash stock-based compensation expense, $4.1 million of expenses related to U.S. governmental inquiries, $66,000 of restructuring charges related to the closure of the Company’s Toulon, France operations, and $30,000 inventory step-up amortization. Net income for the first quarter of 2008 included the after-tax effect of approximately $3.6 million of non-cash stock-based compensation expense, $1.8 million of restructuring charges, $1.7 million of expenses related to U.S. governmental inquiries, and $73,000 of inventory step-up amortization.
Excluding those items previously mentioned, first quarter net income, as adjusted, totaled $7.8 million in 2009 compared to $8.9 million in 2008, while diluted earnings per share, as adjusted, totaled $0.20 for the first quarter of 2009, exceeding the Company’s previously-communicated outlook range of $0.17 to $0.19. Net income, as adjusted, totaled $0.23 per diluted share for the first quarter of 2008. A reconciliation of GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “As we have been anticipating, global economic headwinds were indeed a factor during the first quarter. However, considering these challenges we are pleased with our first quarter financial results. First quarter net sales results of $120.9 million, representing constant currency global growth of 7% overall, were in line with our previously-communicated outlook range and among the industry’s best growth rate performances, due in large part to another exceptional performance in our extremities franchise which has demonstrated considerable resilience thus far in this economic cycle. At the same time, our adjusted earnings performance of $0.20 per share exceeded the upper end of our previously-communicated outlook range due to excellent operating expense control and leverage. Importantly, during the first quarter we also returned to generating positive cash flow; a significant improvement over recent quarterly performances and a noteworthy accomplishment given the operating climate.”
Mr. Henley continued, “While the current state of the global economy presents both operational challenges as well as a greater element of uncertainty related to short-term financial results, we are confident in our ability achieve our current year profitability goals, continue to grow our business, and appropriately position the Company to produce sustained future growth.”

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Sales Review
Global net sales of the Company’s extremity, hip, and knee product lines increased by 27%, 5%, and 1%, respectively, while biologics declined 4% during the first quarter of 2009 when compared to the first quarter of 2008.
Domestic sales totaled $74.4 million during the first quarter of 2009, representing an increase of 11% compared to prior year. Domestically, the Company experienced growth across all of its major product lines during the first quarter of 2009. Specifically, first quarter domestic sales of the Company’s extremity, hip, knee, and biologics product lines reflected growth of 34%, 8%, 2% and 2%, respectively.
International sales, as reported, were $46.6 million for the first quarter of 2009, representing a decrease of 4% compared to prior year. The Company’s international sales results included an unfavorable foreign currency impact totaling approximately $3.3 million during the first quarter of 2009. Excluding the impact of foreign currency, international sales increased by 3% during the first quarter of 2009.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the second quarter of 2009 exclude the effect of possible future acquisitions, other material future business developments, the impact of recording non-cash stock-based compensation expense, restructuring charges, and costs associated with the Company’s ongoing U.S. governmental inquiries.
The Company is reiterating its previously-communicated as-adjusted earnings per share outlook, representing a target range for the full year 2009 of $0.85 to $0.92 per diluted share, as well as its 2009 net sales outlook of $500 million to $510 million. The Company continues to anticipate solid operating performance during 2009, with expectations continuing for full-year adjusted operating income growth of 8% to 16% despite expectations, as previously communicated, for the unfavorable impact of currency exchange rates on operating margins during the year.
The Company’s anticipated targets for the second quarter of 2009 for net sales are in the range of $120.5 million to $123.5 million, representing as-reported sales growth objectives between approximately 2% and 4% and constant-currency growth expectations of approximately 6% to 8%, with as-adjusted earnings per share results ranging from $0.17 to $0.19 per diluted share.
As noted above, the Company’s financial targets exclude the impact of non-cash stock-based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.22 to $0.24 per diluted share for the full year 2009 and $0.07 to $0.08 per diluted share for the second quarter of 2009. With regard to restructuring charges, the Company continues to anticipate that total pre-tax charges related to the closing of the Toulon facilities will range from approximately $28 million to $32 million, of which $25.6 million have been incurred to date.
The Company’s anticipated targets for net sales, adjusted earnings per share, and stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-299-9630 (domestic) or 617-786-2904 (international). The participant passcode for the call is “wright.” To access a simultaneous webcast of the conference call via the internet, go to the

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“Corporate – Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until May 4, 2009. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 17653303. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate – Investor Information – Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate – Investor Information – Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the on-going U.S. governmental inquiries, restructuring charges and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2008, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008
Net sales	$120,912	$115,865
Cost of sales	38,021	32,438

Gross profit	82,891	83,427

Operating expenses:
Selling, general and administrative	66,609	66,589
Research and development	8,906	7,999
Amortization of intangible assets	1,317	1,041
Restructuring charges	66	1,815

Total operating expenses	76,898	77,444
Operating income	5,993	5,983
Interest expense (income), net	1,253	(363)
Other income, net	(363)	(1,026)

Income before income taxes	5,103	7,372
Provision for income taxes	1,786	3,314

Net income	$3,317	$4,058

Net income per share, basic	$0.09	$0.11

Net income per share, diluted	$0.09	$0.11

Weighted-average number of common shares outstanding, basic	37,229	36,605

Weighted-average number of common shares outstanding, diluted	37,340	37,214

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended
	March 31,	March 31,	%
	2009	2008	change
Geographic
Domestic	$74,353	$67,218	10.6%
International	46,559	48,647	(4.3%)

Total net sales	$120,912	$115,865	4.4%

Product Line
Hip products	$41,914	$39,900	5.0%
Knee products	30,388	30,176	0.7%
Extremity products	25,941	20,461	26.8%
Biologics products	19,771	20,678	(4.4%)
Other	2,898	4,650	(37.7%)

Total net sales	$120,912	$115,865	4.4%

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Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended
	March 31, 2009
	International	Total
	Net Sales	Net Sales
Net sales, as reported	$46,559	$120,912

Currency impact as compared to prior period	3,337	3,337

Net sales, excluding the impact of foreign currency	$49,896	$124,249

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008
Operating Income

Operating income, as reported	$5,993	$5,983

Reconciling items impacting Gross Profit:
Inventory step-up amortization	30	73
Non-cash, stock-based compensation	292	344

Total	322	417

Reconciling items impacting Selling,
General and Administrative expenses:
Non-cash, stock-based compensation	2,101	2,971
U.S. governmental inquiries	4,067	1,724

Total	6,168	4,695

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	395	249

Other Reconciling Items:
Restructuring charges	66	1,815

Operating income, as adjusted	$12,944	$13,159

Operating income, as adjusted, as a percentage of net sales	10.7%	11.4%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended
	March 31,	March 31,
	2009	2008
Net Income
Net income, as reported	$3,317	$4,058
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	2,788	3,564
U.S. governmental inquiries	4,067	1,724
Restructuring charges	66	1,815
Inventory step-up amortization	30	73

Total	6,951	7,176

Tax effect of reconciling items:
Non-cash, stock-based compensation	(872)	(917)
U.S. governmental inquiries	(1,589)	(679)
Restructuring charges	(26)	(663)
Inventory step-up amortization	(12)	(29)

Total	(2,499)	(2,288)

Net Income, as adjusted	$7,769	$8,946

	Three Months Ended		Three Months Ended
	March 31, 2009		March 31, 2008
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$3,317	$7,769	$4,058	$8,946
Interest expense on convertible notes	N/A	935	N/A	937

Diluted net income	$3,317	$8,704	$4,058	$9,883

Basic shares	37,229	37,229	36,605	36,605
Dilutive effect of stock options and restricted shares	111	111	609	609
Dilutive effect of convertible notes	N/A	6,126	N/A	6,126

Diluted shares	37,340	43,466	37,214	43,340

Net income per share, diluted	$0.09	$0.20	$0.11	$0.23

	Three Months Ended
	March 31,	March 31,
	2009	2008
Net Income per Diluted Share
Net income, as reported, per diluted share	$0.09	$0.11
Interest expense on convertible notes	0.02	0.02
Dilutive effect of convertible notes	(0.01)	(0.01)
Non-cash, stock-based compensation	0.04	0.06
U.S. governmental inquiries	0.06	0.02
Restructuring charges	0.00	0.03
Inventory step-up amortization	0.00	0.00

Net income, as adjusted, per diluted share	$0.20	$0.23

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Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008
Effective tax rate, as reported	35.0%	45.0%
Non-cash, stock-based expense	(1.3%)	(4.2%)
U.S. governmental inquiries	1.8%	(0.6%)
Restructuring charges	0.0%	(1.7%)
Inventory step-up amortization	0.0%	0.0%

Effective tax rate, as adjusted	35.5%	38.5%

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$96,831	$87,865
Marketable securities	51,694	57,614
Accounts receivable, net	104,990	102,046
Inventories	169,851	176,059
Prepaid expenses and other current assets	48,447	53,071

Total current assets	471,813	476,655

Property, plant and equipment, net	133,907	133,651
Intangible assets, net	71,385	70,772
Other assets	10,976	11,052

Total assets	$688,081	$692,130

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,575	$15,877
Accrued expenses and other current liabilities	53,062	59,247
Current portion of long-term obligations	131	125

Total current liabilities	68,768	75,249

Long-term obligations	200,138	200,136
Other liabilities	5,024	5,117

Total liabilities	273,930	280,502

Stockholders’ equity	414,151	411,628

Total liabilities and stockholders’ equity	$688,081	$692,130